UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 8, 2009

ALLIN CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

Delaware	000-21395	25-1795265
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

381 Mansfield Avenue, Pittsburgh, Pennsylvania	15220
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (412) 928-8800

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On January 8, 2009, Allin Corporation (“Allin”) entered into a definitive stock purchase agreement (the “Stock Purchase Agreement”) with Dell Marketing USA L.P. (“Buyer”), an indirect, wholly-owned subsidiary of Dell Inc. (“Dell”), pursuant to which Buyer acquired all of the issued and outstanding shares of stock of Allin Consulting of Pennsylvania, Inc. (“Allin Consulting-Pennsylvania”) and Allin Corporation of California (“Allin Consulting-California” and, together with Allin Consulting-Pennsylvania, the “Companies”). The operations and assets of the Companies constituted the Microsoft technology-focused infrastructure consulting, applications development and business solutions segments of Allin’s business.

Prior to the closing, Allin Investment-Delaware, Inc. (“Allin Inv-Del”), a wholly-owned subsidiary of Allin, held all of the issued and outstanding shares of Allin Consulting-Pennsylvania, and Allin Investment-Cal, Inc. (“Allin Inv-Cal”), a wholly-owned subsidiary of Allin, held all of the issued and outstanding shares of Allin Consulting-California. Allin Inv-Del and Allin Inv-Cal (collectively, the “Sellers”) were formed in December 2008 and were parties to the Stock Purchase Agreement.

The purchase price consisted of cash payments totaling $11,313,897, representing aggregate consideration of $12,000,000 plus an initial net working capital adjustment calculated pursuant to the formula set forth in the Stock Purchase Agreement less an indemnification holdback amount of $1,500,000. The purchase price is subject to a final net working capital adjustment following the closing based upon the formula set forth in the Stock Purchase Agreement. Buyer is entitled to retain and subtract from the indemnification holdback amount (i) any final net working capital adjustment amount due the Buyer and (ii) indemnified losses for which Allin or its affiliates are obligated to indemnify Buyer or its affiliates. Subject to certain conditions, the Sellers are entitled to any funds remaining in the indemnification holdback amount on the first anniversary of the closing.

The Stock Purchase Agreement contains customary representations, warranties and covenants by the parties. The parties are obligated, subject to certain limitations, to indemnify each other under the Agreement for breaches of representations, warranties and covenants, and Allin is further obligated to indemnify Buyer for certain tax liabilities, third party claims and employee liabilities.

Buyer and the Companies will be prohibited from using Allin’s name and trademarks after the 60th day following the closing.

If requested by Buyer, Allin and the Sellers are obligated to participate in making an election under Section 338(h)(10) of the Internal Revenue Code of 1986, as amended, with respect to the transaction. Allin is required to maintain directors’ and officers’ liability insurance for each person who is entitled to indemnification as a director, officer or employee of Allin for a period of 36 months following the closing. In addition, Allin and the Sellers are subject to certain non-competition and non-solicitation covenants with respect to customers and employees for a period of four years after the closing.

In connection with the transaction, the parties entered into certain other ancillary documents, including a Transition Services Agreement and a non-binding Memorandum of Understanding.

In connection with the transaction, Allin sought and obtained certain amendments to its existing credit facilities with S&T Bank, a Pennsylvania banking association, which amendments are described below in Item 2.03 of this Current Report on Form 8-K. The information provided below in Item 2.03 of this Current Report on Form 8-K is hereby incorporated into this Item 1.01 by reference.

The foregoing description of the Stock Purchase Agreement is qualified in its entirety by reference to the Stock Purchase Agreement, which is filed as Exhibit 10.1 hereto and is incorporated herein by reference.

On January 9, 2009, Dell and Allin issued a press release regarding Dell’s acquisition of the Companies. A copy of the press release is attached hereto as Exhibit 99.1.

Item 2.01	Completion of Acquisition or Disposition of Assets.

The information provided in Item 1.01 of this Current Report on Form 8-K is hereby incorporated into this Item 2.01 by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On January 8, 2009, Allin, its subsidiaries listed below and S&T Bank, a Pennsylvania banking association (the “Bank”), entered into the Ninth Amendment to Note and Loan and Security Agreement (the “Ninth Amendment”) to amend (i) the terms of the Revolving Credit Note dated October 1, 1998 (the “Note”) in the original principal amount of $5,000,000.00 (the “Loan”), (ii) the related Loan and Security Agreement among Allin, certain of its subsidiaries and the Bank dated October 1, 1998, as amended, modified and supplemented from time to time (the “Loan Agreement”), and (iii) all other documents executed in connection with the Loan (the “Loan Documents”). Pursuant to the Ninth Amendment, the Bank, inter alia, reduced the Loan amount to $3,500,000.00, removed Allin Consulting-Pennsylvania and Allin Consulting-California as “Borrower,” and added Allin Inv-Del and Allin Inv-Cal as “Borrower.” The Bank specifically released each of the Companies from liability and obligation under the Note, Loan Agreement and the other Loan Documents and released and terminated the Bank’s security interest in that certain portion of the Collateral (as defined in the Loan Agreement) owned exclusively by each of the Companies.

Except as specifically amended by the Ninth Amendment, the Loan Agreement remains in full force and effect in accordance with its terms. In addition to Allin Inv-Del and Allin Inv-Cal, the following wholly-owned subsidiaries of Allin are parties to the Ninth Amendment: Allin Interactive Corporation, Allin Network Products, Inc., Allin Holdings Corporation, and CodeLab Technology Group, Inc. (collectively, with Allin Inv-Del and Allin Inv-Cal, the “Subsidiaries”).

The foregoing description of the Ninth Amendment is qualified in its entirety by reference to the Ninth Amendment, which is filed as Exhibit 10.2 hereto and is incorporated herein by reference.

On January 8, 2009, Allin, the Subsidiaries and the Bank entered in the Amendment to Promissory Note, Business Loan Agreement and Security Agreement (the “Business Loan Amendment”) to amend (i) the Promissory Note dated December 20, 2007 in the original principal amount of $2,000,000.00 (the “Business Loan”), (ii) the Business Loan Agreement between Allin, certain of its subsidiaries and the Bank dated December 20, 2007, as amended, modified or supplemented from time to time (the “Business Loan Agreement”), (iii) certain of the Commercial Security Agreements dated December 20, 2007 and entered into with Allin and each such subsidiary (each a “Security Agreement”) granting the Bank a security interest in the Collateral (as defined in each Security Agreement), and (iv) all other documents executed in connection with the Business Loan (the “Business Loan Documents”). Pursuant to the Business Loan Amendment, the Bank, inter alia, removed Allin Consulting-Pennsylvania and Allin Consulting-California as “Borrower,” added Allin Inv-Del and Allin Inv-Cal as “Borrower,” terminated the Security Agreements executed by Allin Consulting-Pennsylvania and Allin Consulting-California and released the Bank’s security interest in the Collateral of Allin Consulting-Pennsylvania and Allin Consulting-California (as defined in their respective Security Agreements).

Except as specifically amended by the Business Loan Amendment, the Business Loan Agreement remains in full force and effect in accordance with its terms.

The foregoing description of the Business Loan Amendment is qualified in its entirety by reference to the Business Loan Amendment, which is filed as Exhibit 10.3 hereto and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

d) Exhibits

Exhibit No.	Exhibit
10.1	Stock Purchase Agreement dated as of January 8, 2009 by and among Dell Marketing USA L.P., Allin Corporation, Allin Investment-Cal, Inc., Allin Investment-Delaware, Inc., Allin Corporation of California and Allin Consulting of Pennsylvania, Inc.

10.2	Ninth Amendment to Note and Loan and Security Agreement, dated as of January 8, 2009, by and among Allin Corporation, Allin Interactive Corporation, Allin Network Products, Inc., Allin Holdings Corporation, CodeLab Technology Group, Inc., Allin Investment-Delaware, Inc., and Allin Investment-Cal, Inc., and S&T Bank, a Pennsylvania banking association.

10.3	Amendment to Promissory Note, Business Loan Agreement and Security Agreement , dated as of January 8, 2009, by and among Allin Corporation, Allin Interactive Corporation, Allin Network Products, Inc., Allin Holdings Corporation, CodeLab Technology Group, Inc., Allin Investment-Delaware, Inc., and Allin Investment-Cal, Inc., and S&T Bank, a Pennsylvania banking association.

99.1	Press release issued January 9, 2009.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALLIN CORPORATION

Dated January 14, 2009	By:	/s/ Dean C. Praskach
Dean C. Praskach
Chief Financial Officer
(principal financial officer)